Exhibit 99.1

CSS Industries, Inc. Reports Sales and Earnings for the Nine Months and Quarter Ended December 31, 2008

PHILADELPHIA--(BUSINESS WIRE)--January 27, 2009--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the nine months and third quarter ended December 31, 2008. For the nine months ended December 31, 2008, sales decreased by 4% to $425,930,000 from $441,854,000 in 2007 while net income decreased 30% to $22,420,000, or $2.22 per diluted share compared to prior year net income of $31,962,000, or $2.88 per diluted share. For the quarter ended December 31, 2008, sales decreased by 11% to $197,122,000 from $222,170,000 in the prior year. Net income for the quarter decreased 28% to $16,412,000, or $1.68 per diluted share, compared to prior year net income of $22,854,000, or $2.07 per diluted share. The decline in diluted earnings per share of 23% and 19% for the nine months and quarter, respectively, is more favorable than the decline in net income due to the repurchase of stock during the year. The Company’s highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters

The sales reduction for the nine months and quarter ended December 31, 2008 was primarily due to reduced sales of Christmas gift wrap, gift tissue and gift bags. In addition, the current poor economic environment has resulted in reduced buying patterns, product returns and order cancellations of both the Company’s seasonal and all occasion products. Partially offsetting the sales decline were sales of acquired businesses, primarily C.R. Gibson, which was acquired on December 3, 2007. The decrease in net income is primarily related to reduced sales volume, higher material costs, plant inefficiencies and higher interest expense. Selling, general and administrative expenses increased 4% for the nine months ended December 31, 2008 as a result of the addition of C.R. Gibson, offset by lower incentive compensation, but are down 10% for the quarter as a result of lower incentive compensation.

While we expect weakened overall consumer demand to continue to affect all occasion product replenishment sales for the remainder of our fiscal year, the delayed timing of a portion of Valentine shipments should allow sales for the fiscal fourth quarter to remain in line with sales for the fourth quarter of the prior year. The absence of restructuring expenses related to the closure of several Pennsylvania facilities incurred in the fourth quarter of fiscal 2008 are expected to reduce the fiscal fourth quarter loss compared to the prior year.

“Sales volume for the quarter was well below prior year results. While we anticipated a reduction in Christmas sales as reported in prior announcements, all occasion product sales were also negatively impacted by the economic downturn,” said Christopher J. Munyan, President and CEO. “As announced on December 23, 2008, we will not achieve our previously reported earnings expectations of $2.40 to $2.55 per diluted share. We believe the weak economic climate will continue and therefore have revised our current fiscal year earnings expectations downward to reflect weakened demand for our products. We now expect earnings to be in the range of $1.70 to $1.90 per diluted share. In order to combat the impact of the current economic environment we are continuing to reduce costs.”

CSS is a consumer products company primarily engaged in the design and sale of seasonal and all occasion products, principally to mass market retailers. These products include gift wrap, gift bags, gift boxes, boxed greeting cards, gift tags, decorative tissue paper, decorations, floral accessories, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, Easter egg dyes and novelties, craft and educational products, memory books, stationery, journals and notecards, infant and wedding photo albums and scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to expected future sales volume, the expected amount of the Company’s loss for the fourth quarter of fiscal 2009, and the Company’s expected range of earnings per share for the 2009 fiscal year. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market and economic conditions; increased competition; increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; risks associated with the restructuring plan to close the Company’s facilities in Elysburg, Pennsylvania and Troy, Pennsylvania, including the risk that the restructuring related savings may be less than and/or costs may exceed the presently expected amounts and the risk that the closures will adversely affect the Company’s ability to fulfill its customers orders on time; risks associated with the Company’s enterprise resource planning systems standardization project, including the risk that the cost of the project will exceed expectations, the risk that the expected benefits of the project will not be realized and the risk that implementation of the project will interfere with and adversely affect the Company’s operations and financial performance; the risk that customers may become insolvent, may delay payments or may impose deductions or penalties on amounts owed to the Company; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2008 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

CSS’ consolidated statements of operations for the three and nine months ended December 31, 2008 and 2007 and condensed consolidated balance sheets as of December 31, 2008, March 31, 2008 and December 31, 2007 follow:

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

SALES	$197,122	$222,170	$425,930	$441,854

COSTS AND EXPENSES
Cost of sales	147,967	160,788	315,134	320,990
Selling, general and administrative expenses	23,104	25,545	74,218	71,493
Restructuring (income) expense, net	(574)	105	(275)	(2)
Interest expense, net	1,093	810	2,293	720
Other expense (income), net	225	(51)	195	(452)

	171,815	187,197	391,565	392,749

INCOME BEFORE INCOME TAXES	25,307	34,973	34,365	49,105

INCOME TAX EXPENSE	8,895	12,119	11,945	17,143

NET INCOME	$16,412	$22,854	$22,420	$31,962

NET INCOME PER COMMON SHARE
Basic	$1.69	$2.12	$2.24	$2.95
Diluted	$1.68	$2.07	$2.22	$2.88

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	9,734	10,759	10,010	10,833
Diluted	9,796	11,036	10,120	11,115

CASH DIVIDENDS PER SHARE OF COMMON STOCK	$.15	$.14	$.45	$.42

CSS INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)

	December 31, 2008	March 31, 2008	December 31, 2007
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,492	$28,109	$26,892
Accounts receivable, net	145,513	39,144	163,350
Inventories	96,303	105,532	92,017
Deferred income taxes	5,457	7,276	8,498
Asset held for sale	1,363	3,590	2,564
Other current assets	12,732	16,242	13,370

Total current assets	266,860	199,893	306,691

PROPERTY, PLANT AND EQUIPMENT, NET	53,557	50,632	54,234

OTHER ASSETS
Intangible assets, net	94,269	90,815	91,215
Other	4,023	3,701	3,632

Total other assets	98,292	94,516	94,847

Total assets	$418,709	$345,041	$455,772

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$67,400	$-	$50,000
Current portion of long-term debt	10,417	10,246	10,244
Accrued customer programs	13,061	9,438	17,419
Other current liabilities	54,060	44,209	75,043

Total current liabilities	144,938	63,893	152,706

LONG-TERM DEBT, NET OF CURRENT PORTION	-	10,192	10,255

LONG-TERM OBLIGATIONS	4,974	6,121	6,158

DEFERRED INCOME TAXES	3,304	2,482	2,521

STOCKHOLDERS’ EQUITY	265,493	262,353	284,132

Total liabilities and stockholders’ equity	$418,709	$345,041	$455,772

CONTACT:
CSS Industries, Inc.
Clifford E. Pietrafitta
Chief Financial Officer
215-569-9900